UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011
____________________________________

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION
(Name of registrant in its charter)
_____________________________________

Nevada	0-6428	88-0105586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4215 Fashion Square Blvd. Suite 3 Saginaw, Michigan 48603
(Address of principal executive offices)

Registrant's telephone number:  (989) 799-8720
______________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2011, Robertson Global Health Solutions Corporation (the “Registrant”) borrowed $75,000 from Vanahab Health Diagnostics, LLC (“VHD”). The Registrant issued a Promissory Note (the “Note”) to VHD.  VHD is owned by Vanahab, LLC, a company owned and managed by Joel and Vickie Robertson. Joel Robertson is the Registrant’s President and CEO. The Note matures on December 15, 2011, including interest at the rate of 15% per annum.  The Note includes a default interest rate of 18% per annum.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 15, 2011, Robertson Global Health Solutions Corporation (the “Registrant”) borrowed $75,000 from Vanahab Health Diagnostics, LLC (“VHD”). The Registrant issued a Promissory Note (the “Note”) to VHD.  VHD is owned by Vanahab, LLC, a company owned and managed by Joel and Vickie Robertson. Joel Robertson is the Registrant’s President and CEO.  The Note matures on December 15, 2011, including interest at the rate of 15% per annum.  The Note includes a default interest rate of 18% per annum.

Item 9.01 Financial Statements and Exhibits

(d)           The following exhibits are included with this Current Report on Form 8-K.

Exhibit 10.1	Promissory Note delivered to Vanahab Health Diagnostics, LLC dated August 15, 2011

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robertson Global Health Solutions Corporation

Dated: August 19, 2011	By:	/s/ Melissa A. Seeger
	Name:	Melissa A. Seeger
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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